UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2014

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV 89052

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) The Audit Committee (the “Audit Committee”) of the Board of Directors of Spectrum Pharmaceuticals, Inc. (the “Company”) has been conducting a competitive process to determine the Company’s independent registered public accounting firm for its 2014 fiscal year. The Audit Committee invited four national accounting firms, including Ernst & Young, LLP (EY), the Company’s current independent registered public accounting firm, to participate in this process, and expects to complete the process and engage a new independent registered accounting firm in the near term.

On March 17, 2014, EY notified the Company that they would not participate in the process and resigned as the Company’s independent registered public accounting firm.

In connection with the audit of the Company’s financial statements during each of the two fiscal years ended December 31, 2013 and December 31, 2012, and in the subsequent interim period through March 17, 2014, the date of resignation by EY, there were no disagreements as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement in connection with its report.

In connection with the audit of the Company’s financial statements during each of the two fiscal years ended December 31, 2013 and December 31, 2012, and in the subsequent interim period through March 17, 2014, there was a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K related to a material weakness in the Company’s internal control over financial reporting as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and December 31, 2012. The Company’s management concluded that as of December 31, 2013, the Company’s internal control over financial reporting was not effective because of the existence of a material weakness related to the Company’s controls over (i) the process of estimating the required period-end accruals for services performed under open purchase orders, which resulted in overstated operating expenses and accrued liabilities in multiple reporting periods in, and prior to, 2013; and (ii) the ineffective design and operating effectiveness of controls over the process for identifying and recording liabilities for vendor invoices received subsequent to year end that related to 2013 activities, which would have resulted in understated operating expenses and accrued liabilities, if left uncorrected, as described in Item 9A of the 2013 Form 10-K, which description is incorporated herein by reference. The Company’s management concluded that as of December 31, 2012, the Company’s internal control over financial reporting was not effective because of the existence of a material weakness related to the accurate and timely accounting for accruals identified in management’s assessment of internal controls, which resulted in overstatement of expenses and accrued liabilities in such periods, as described in Item 9A of the 2012 Form 10-K/A, which description is incorporated herein by reference. The Audit Committee has discussed the subject matter of the 2013 and 2012 material weaknesses with EY.

EY’s audit report on the financial statements of the Company as of and for the year ended December 31, 2013 did not contain an adverse opinion or disclaimer of opinion, and EY’s audit report was not qualified or modified as to uncertainty, audit scope, or accounting principles. EY’s audit report on the financial statements of the Company as of and for the year ended December 31, 2012 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the effects on the consolidated financial statements of the restatement described in Note 1A to the financial statements. The EY 2013 and 2012 audit reports reference the EY internal control over financial reporting adverse opinion on the Company’s internal control over financial reporting, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework).

The Company provided EY with a copy of this Current Report on Form 8-K and requested that EY furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements.

A copy of this letter from EY, dated March 17, 2014, is attached hereto as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

16.1	Letter from Ernst & Young, LLP to the Securities and Exchange Commission, dated March 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2014	SPECTRUM PHARMACEUTICALS, INC.

	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young, LLP to the Securities and Exchange Commission, dated March 17, 2014.

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